                                                                    Exhibit 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                      MONTHLY CERTIFICATEHOLDER'S STATEMENT

                         CHASE CREDIT CARD MASTER TRUST
                                  SERIES 1996-2

                                                                                                   Distribution Date:      6/15/2004

Section 5.2 - Supplement                                       Class A          Class B       Collateral                 Total
------------------------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                                0.00            0.00            0.00                      0.00

(ii)    Monthly Interest Distributed                         2,740,833.33      160,416.67       65,199.65              2,966,449.65
        Deficiency Amounts                                           0.00            0.00                                      0.00
        Additional Interest                                          0.00            0.00                                      0.00
        Accrued and Unpaid Interest                                                                  0.00                      0.00

(iii)   Collections of Principal Receivables                82,645,356.92    4,695,758.92    6,574,062.48             93,915,178.32

(iv)    Collections of Finance Charge Receivables            6,834,516.28      388,324.79      543,654.70              7,766,495.78

(v)     Aggregate Amount of Principal Receivables                                                                 34,989,121,425.41

                                   Investor Intererest     550,000,000.00   31,250,000.00   43,750,000.00            625,000,000.00
                                   Adjusted Intererest     550,000,000.00   31,250,000.00   43,750,000.00            625,000,000.00

                                                  Series
        Floating Investor Percentage               1.79%           88.00%           5.00%           7.00%                   100.00%
        Fixed Investor Percentage                  1.79%           88.00%           5.00%           7.00%                   100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                       95.92%
               30 to 59 days                                                                                                  1.25%
               60 to 89 days                                                                                                  0.88%
               90 or more days                                                                                                1.95%
                                                                                                                  -----------------
                                                  Total Receivables                                                         100.00%

(vii)   Investor Default Amount                              3,094,214.39      175,807.64      246,130.69              3,516,152.72

(viii)  Investor Charge-Offs                                         0.00            0.00            0.00                      0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                   0.00            0.00            0.00                      0.00

(x)     Net Servicing Fee                                      458,333.33       26,041.67       36,458.33                520,833.33

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                        7.92%

(xii)   Portfolio Supplemented Yield                                                                                          8.41%

(xiii)  Reallocated Monthly Principal                                                0.00            0.00                      0.00

(xiv)   Closing Investor Interest (Class A Adjusted)       550,000,000.00   31,250,000.00   43,750,000.00            625,000,000.00

(xv)    LIBOR                                                                                                              1.10000%

(xvi)   Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                 0.00

(xviii) Principal Funding Investment Proceeds                                                                                  0.00

(xix)   Principal Investment Funding Shortfall                                                                                 0.00

(xx)    Available Funds                                      6,376,182.95      362,283.12      507,196.37              7,245,662.44

(xxi)   Certificate Rate                                         5.98000%        6.16000%        1.85000%

------------------------------------------------------------------------------------------------------------------------------------

       By:
              -----------------------------
       Name:  Patricia M. Garvey
       Title: Vice President

                         CHASE MANHATTAN BANK USA, N.A.
                      MONTHLY CERTIFICATEHOLDER'S STATEMENT

                         CHASE CREDIT CARD MASTER TRUST
                                  SERIES 1996-3

                                                                                                   Distribution Date:      6/15/2004

Section 5.2 - Supplement                                       Class A          Class B       Collateral                 Total
------------------------------------------------------------------------------------------------------------------------------------

(i)     Monthly Principal Distributed                                0.00            0.00            0.00                      0.00

(ii)    Monthly Interest Distributed                         2,434,132.89      141,813.47       48,840.04              2,624,786.40
        Deficiency Amounts                                           0.00            0.00                                      0.00
        Additional Interest                                          0.00            0.00                                      0.00
        Accrued and Unpaid Interest                                                                  0.00                      0.00

(iii)   Collections of Principal Receivables                61,906,331.05    3,517,386.39    4,924,527.40              70,348,244.85

(iv)    Collections of Finance Charge Receivables            5,119,462.77      290,877.01      407,243.24               5,817,583.02

(v)     Aggregate Amount of Principal Receivables                                                                 34,989,121,425.41

                                   Investor Interest       411,983,000.00   23,408,000.00   32,772,440.86            468,163,440.86
                                   Adjusted Interest       411,983,000.00   23,408,000.00   32,772,440.86            468,163,440.86

                                                  Series
        Floating Investor Percentage               1.34%           88.00%           5.00%           7.00%                   100.00%
        Fixed Investor Percentage                  1.34%           88.00%           5.00%           7.00%                   100.00%

(vi)    Receivables Delinquent (As % of Total Receivables)
               Current                                                                                                       95.92%
               30 to 59 days                                                                                                  1.25%
               60 to 89 days                                                                                                  0.88%
               90 or more days                                                                                                1.95%
                                                                                                                  -----------------
                                                  Total Receivables                                                         100.00%

(vii)   Investor Default Amount                              2,317,752.23      131,689.76      184,372.65              2,633,814.65

(viii)  Investor Charge-Offs                                         0.00            0.00            0.00                      0.00

(ix)    Reimbursed Investor Charge-Offs/Reductions                   0.00            0.00            0.00                      0.00

(x)     Net Servicing Fee                                      343,319.17       19,506.67       27,310.37                390,136.20

(xi)    Portfolio Yield (Net of Defaulted Receivables)                                                                        7.92%

(xii)   Portfolio Supplemented Yield                                                                                          9.40%

(xiii)  Reallocated Monthly Principal                                                0.00            0.00                      0.00

(xiv)   Closing Investor Interest (Class A Adjusted)       411,983,000.00   23,408,000.00   32,772,440.86            468,163,440.86

(xv)    LIBOR                                                                                                              1.10000%

(xvi)   Principal Funding Account Balance                                                                                      0.00

(xvii)  Accumulation Shortfall                                                                                                 0.00

(xviii) Principal Funding Investment Proceeds                                                                                  0.00

(xix)   Principal Investment Funding Shortfall 0.00

(xx)    Available Funds                                      4,776,143.60      271,370.35      379,932.87              5,427,446.82

(xxi)   Certificate Rate                                         7.09000%        7.27000%        1.85000%

------------------------------------------------------------------------------------------------------------------------------------


       By:
              --------------------------------------
       Name:  Patricia M. Garvey
       Title: Vice President